Exhibit 10.1

THIRD FORBEARANCE AGREEMENT

This Third Forbearance Agreement (this “Agreement”) is made as of October 1, 2021 (the “Forbearance Effective Date”), by and among TPHGREENWICH OWNER LLC, a Delaware limited liability company (“Borrower”), trinity place holdings inc., a Delaware corporation (“Indemnitor”), TPHGREENWICH MEZZ LLC, a Delaware limited liability company (“Pledgor”), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (together with its successors and assigns, “Lender”) and solely for purposes of acknowledging paragraph 8 below, TPHS Lender II LLC, a Delaware limited liability company (“Mezzanine Lender”). Borrower, Indemnitor and Pledgor are herein referred to individually as a “Borrower Party” and collectively as the “Borrower Parties”.

RECITALS:

A.             Reference is hereby made to (i) that certain Master Loan Agreement dated as of December 22, 2017 by and among Borrower and Lender, (as amended by that certain (i) letter agreement dated as of March 20, 2019 by and between Borrower and Lender, (ii) letter agreement dated as of July 12, 2019 by and between Borrower and Lender, (iii) First Amendment to Master Loan Agreement dated as of December 22, 2020 by and between Borrower and Lender, and (iv) Second Amendment to Master Loan Agreement dated as of May 12, 2021 by and between Borrower and Lender (as amended, the “Master Loan Agreement”), (ii) that certain Building Loan Agreement dated as of December 22, 2017 by and between Borrower and Lender, as amended by that certain (i) First Amendment to Building Loan Agreement dated as of September 30, 2019 by and between Borrower and Lender and (ii) Second Amendment to Building Loan Agreement dated as of December 22, 2020 by and between Borrower and Lender (as amended, the “Building Loan Agreement”), and (iii) that certain Project Loan Agreement dated as of December 22, 2017 by and between Borrower and Lender, as amended by that certain First Amendment to Project Loan Agreement dated as of December 22, 2020 by and between Borrower and Lender (as amended, the “Project Loan Agreement”; together with the Master Loan Agreement and the Building Loan Agreement, collectively, the “Loan Agreement”), pursuant to which Lender agreed to make (x) a term loan in the original principal amount of $32,302,285.00 (the “Term Loan”), (y) a building loan in the original principal amount of up to $128,197,878.00 (the “Building Loan”), and (z) a project loan in the original principal amount of up to $28,999,837.00 (the “Project Loan”; together with the Term Loan and the Building Loan, collectively, the “Loan”) to Borrower, which Loan is secured by, inter alia, the property commonly known as 77 Greenwich Street located in New York, New York. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Master Loan Agreement.

B.              The Loan is evidenced by (i) that certain Amended, Restated and Consolidated Term Loan Promissory Note dated as of December 22, 2017 in the original principal amount of $32,302,285.00 made by Borrower payable to the order of Lender (the “Term Loan Note”), (ii) that certain Building Loan Promissory Note dated as of December 22, 2017 in the original principal amount of up to $128,197,878.00 made by Borrower payable to the order of Lender (the “Building Loan Note”), and (iii) that certain Project Loan Promissory Note dated as of December 22, 2017 in the original principal amount of up to $28,999,837.00 made by Borrower payable to the order of Lender (the “Project Loan Note”; together with the Term Loan Note and the Building Loan Note, and as the same may be further amended, modified or assigned from time to time, collectively, the “Note”).

C.              The Loan is secured in part by Borrower’s interests in and to the Mortgaged Property pursuant to (i)(x) that certain Amended, Restated and Consolidated Fee and Leasehold Term Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 22, 2017 made by Borrower for the benefit of Lender and recorded January 10, 2018 in the Office of the City Register of the City of New York (the “City Register’s”) as City Register File No. 2018000010557 (the “Term Loan Mortgage”), (y) that certain Fee and Leasehold Building Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 22, 2017 made by Borrower for the benefit of Lender and recorded January 10, 2018 in the City Register as City Register File No. 2018000010559 (the “Building Loan Mortgage”), and (z) that certain Fee and Leasehold Project Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 22, 2017 made by Borrower for the benefit of Lender and recorded January 10, 2018 in the City Register as City Register File No. 2018000010561 (the “Project Loan Mortgage” together with the Term Loan Mortgage and the Building Loan Mortgage, collectively, the “Mortgage”), and (ii) (x) that certain Term Loan Assignment of Leases and Rents dated as of December 22, 2017 made by Borrower for the benefit of Lender and recorded January 10, 2018 in the City Register as City Register File No. 2018000010558 (the “Term Loan Assignment”), (y) that certain Building Loan Assignment of Leases and Rents dated as of December 22, 2017 made by Borrower for the benefit of Lender and recorded January 10, 2018 in the City Register as City Register File No. 2018000010560 (the “Building Loan Assignment”), and (z) that certain Project Loan Assignment of Leases and Rents dated as of December 22, 2017 made by Borrower for the benefit of Lender and recorded January 10, 2018 in the City Register as City Register File No. 2018000010562 (the “Project Loan Assignment”, together with the Term Loan Assignment and the Building Loan Assignment, collectively, the “Assignment”).

D.             The Loan is further secured in part by a pledge of 100% of the membership interests owned by TPHGREENWICH MEZZ LLC (“Pledgor”) in Borrower pursuant to that certain Pledge Agreement dated as of December 22, 2020 made by Pledgor for the benefit of Lender (the “Pledge Agreement”).

E.              The Loan is further secured by (i) that certain Environmental Indemnification Agreement dated as of December 22, 2017 executed by Borrower and Indemnitor in favor of Lender (the “Environmental Indemnity”), (ii) that certain Recourse Guaranty Agreement dated as of December 22, 2017 made by Indemnitor in favor of Lender, as amended by that certain Amendment and Ratification of Recourse Guaranty Agreement dated as of December 22, 2020 by and between Indemnitor and Lender (as amended, the “Recourse Guaranty”), (iii) that certain Equity Funding Guaranty dated as of December 22, 2017 made by Indemnitor in favor of Lender, as amended by that certain (i) First Amendment to Equity Funding Guaranty dated as of April 3, 2020 by and between Indemnitor and Lender and (ii) Second Amendment to Equity Funding Guaranty dated as of December 22, 2020 by and between Indemnitor and Lender (as amended, the “Equity Funding Guaranty”), (iv) the Carry Guaranty dated as of December 22, 2017 made by Indemnitor in favor of Lender (the “Carry Guaranty”), and (v) that certain Guaranty of Payment and Completion dated as of December 22, 2017 made by Indemnitor in favor of Lender (the “Completion Guaranty”).

F.              As used herein, the Loan Agreement, the Note, the Mortgage, the Assignment, the Pledge Agreement, the Environmental Indemnity, the Recourse Guaranty, the Equity Funding Guaranty, the Carry Guaranty, the Completion Guaranty and all other instruments evidencing, securing or pertaining to the Loan, now or from time to time hereafter executed and delivered to Lender in connection with the Loan, are referred to collectively herein as the “Loan Documents”.

G.             The Borrower, Indemnitor and Lender entered into that certain Forbearance Agreement dated as of September 30, 2019 (the “First Forbearance Agreement”), pursuant to which First Forbearance Agreement Lender agreed to temporarily forbear from exercising its rights and remedies under the Loan Documents and/or applicable law with respect to Indemnitor’s failure to satisfy the liquidity requirement set forth in Section 12 of the Recourse Guaranty (the “Liquidity Requirement”), subject to the terms and conditions set forth in the First Forbearance Agreement.

H.             Reference is hereby also made to (i) that certain Mezzanine Loan Agreement dated as of December 22, 2020 by and between an affiliate of Borrower, TPHGreenwich Subordinate Mezz LLC, a Delaware limited liability company (“Mezzanine Borrower”) and Mezzanine Lender, pursuant to which Mezzanine Lender agreed to make a mezzanine loan in the original principal amount of $7,500,000.00 (the “Mezzanine Loan”), which Mezzanine Loan is secured by, the Mezzanine Pledge Agreement and evidenced by the Mezzanine Note, and (ii) that certain Intercreditor Agreement dated as of December 22, 2020 by and between Lender and Mezzanine Lender (the “Intercreditor Agreement”).

I.               At Lender’s request and as a material inducement to Lender entering into the Second Forbearance Agreement (and to extending the Forbearance Period thereunder in accordance with the terms of this Agreement), Borrower has delivered to Lender the following: (each referred to herein individually and collectively as the “Term Sheet”): (i) a fully executed partially redacted term sheet from Macquarie PF Inc. dated June 28, 2021 and (ii) a fully executed term sheet from Davidson Kempner Capital Management LP, evidencing a commitment from such third party lenders to make certain loans referenced in the Term Sheet in an amount, together with equity referenced therein, sufficient to pay off the Indebtedness in full (including, without limitation, all principal and interest, the Exit Fee, the Minimum Multiple Fee and if applicable, any Breakage Fees) in accordance with the Loan Documents.

J.               The Borrower, Indemnitor and Lender (and, for certain purposes described therein, the Mezzanine Lender) entered into that certain Second Forbearance Agreement dated as of June 30, 2021 (the “Second Forbearance Agreement”), pursuant to which Second Forbearance Agreement Lender agreed to temporarily forbear from exercising its rights and remedies under the Loan Documents and/or applicable law (subject to the terms and conditions set forth in the Second Forbearance Agreement) with respect to the following defaults and/or Events of Default existing under the Loan Agreement as of the date of the Second Forbearance Agreement: (i) Borrower failed to make the required deposit of $2,500,000.00 to the Interest Reserve on or before July 1, 2021, (ii) Borrower failed to achieve Milestone Construction Hurdle 8 by the applicable Outside Milestone Date of July 1, 2021, (iii) Borrower failed to satisfy the Sales Pace Covenant, by failing to satisfy the Second Test of the Sales Pace Covenant and failing to pay down the Loan in the amount required by the Master Loan Agreement upon such failure, (iv) Borrower has failed to deliver a fully executed MTA Second Amendment by and between Borrower and the MTA on or prior to the MTA Second Amendment Deadline, as previously extended in accordance with the terms of the Master Loan Agreement, and (v) Indemnitor’s failure to meet the Indemnitor’s Financial Covenants as a result of Indemnitor’s failure to maintain Liquidity (as defined in the Recourse Guaranty Agreement) of no less than $8,000,000 as required under Section 12(b)(iii) of the Recourse Guaranty Agreement. The defaults and/or Events of Defaults described in clauses (ii) through (v) above shall hereinafter be collectively referred to herein as the “Pre-Existing Defaults”.

K.             The Borrower Parties acknowledge that the Pre-Existing Defaults continue to exist as of the Forbearance Effective Date.

L.              The Borrower Parties acknowledge that Lender has required that Borrower make a deposit in an amount equal to Three Million Seven Hundred Fifty-Three Thousand Nine Hundred Thirty-Seven and 52/100 Dollars ($3,753,937.52) to the Interest Reserve in order to raise the balance thereof to $5,000,000 in accordance with the terms of the Loan Agreement, and the Borrower Parties and Lender have agreed that Borrower’s failure to do so on or before the Forbearance Effective Date constitutes an Event of Default (the “Interest Reserve Shortfall Default”).

M.            The Borrower Parties also acknowledge that Borrower cannot satisfy the Sales Pace Covenant because it cannot satisfy the Third Test of the Sales Pace Covenant on or before October 2, 2021 and Borrower cannot pay down the Loan in the amount required by the Master Loan Agreement, and the Borrower Parties and Lender have agreed that such failure shall be treated as an Event of Default existing as of the Forbearance Effective Date (the “Third Test Sales Pace Covenant Default” and, together with the Pre-Existing Defaults and the Interest Reserve Shortfall Default, the “Existing Defaults”).

N.             The Borrower Parties have requested, and Lender has agreed, to forbear from exercising its rights and remedies under the Loan Documents and/or applicable law with respect to the Existing Defaults, subject to the terms and conditions set forth herein.

NOW THEREFOR, in consideration of the promises set forth above and the covenants and agreements hereafter set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged by all parties, it is agreed as follows:

1.              Incorporation of Recitals. The Parties hereby represent and acknowledge that the foregoing recitals are true and accurate, and said foregoing recitals are hereby incorporated herein as part of this Agreement as though set forth at length herein.

2.              Forbearance. Notwithstanding the Existing Defaults, and subject to the provisions of this Agreement, Lender agrees that, until the expiration or earlier termination of the Forbearance Period (as defined below), Lender will forbear from exercising its rights and remedies under the Loan Documents and/or applicable law solely with respect to the Existing Defaults; provided, however, that nothing herein shall restrict, impair or otherwise affect the exercise of Lender’s rights under this Agreement; and provided, further, that no such forbearance shall constitute a waiver with respect to the Existing Defaults (other than as set forth in the following sentence). Notwithstanding anything to the contrary contained herein, if, on or prior to the expiration (but not earlier termination) of the Forbearance Period, the Borrower Parties have satisfied the conditions to such forbearance set forth in Section 4 below (including, without limitation, the payment in full of the Indebtedness by Borrower (including for the avoidance of doubt, the Exit Fee, the Minimum Multiple Fee and if applicable, any Breakage Fees, together with any out-of-pocket attorneys’ fees and costs accrued to such date)), Lender shall be deemed to have waived the Existing Defaults and shall have no right to exercise any rights or remedies under the Loan Documents and/or applicable law solely with respect to the Existing Defaults; provided that to the extent that any Borrower Party makes any payment(s) to Lender which payment(s) or any portion thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required, in connection with any bankruptcy, insolvency, reorganization, dissolution, liquidation or other like proceeding or for any other reason, to be repaid or paid over to a custodian, trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect as if such payment(s) had not been made and the Borrower Parties shall be primarily liable for the revived obligations. The foregoing sentence shall not be construed and is not intended to preclude Lender from exercising its rights and remedies under the Loan Documents and/or applicable law with respect to the existence of the Existing Defaults after the expiration (other than expiration after satisfaction of the conditions to forbearance as set forth above) or earlier termination of the Forbearance Period.

3.              Forbearance Period. The “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date of the Second Forbearance Agreement and ending on October 29, 2021 at 5:00 p.m. EST. In no event shall the Forbearance Period be extended. Notwithstanding the foregoing, the Forbearance Period shall immediately terminate upon (i) the occurrence of any Event of Default other than the Existing Defaults, (ii) the failure of Borrower to satisfy the then applicable conditions to forbearance as set forth in this Agreement, time being of the essence with respect to such satisfaction, (iii) the failure of any representation or warranty made by the Borrower Parties in Section 7 of this Agreement to be true and correct in all material respects, or (iv) the Term Sheet expires (unless the lender thereunder and Borrower continue to diligently pursue consummation of the loan contemplated thereby notwithstanding such expiration or upon Lender’s request, such lender delivers a written extension of its respective term sheet) or has been revoked (each referred to herein individually and collectively as a “Termination Event”). Upon the expiration or earlier termination of the Forbearance Period as a result of the occurrence of a Termination Event, Lender may pursue and/or commence any legal or other action to enforce and collect any or all of the Borrower Parties’ obligations under the Loan Documents, which shall include, without limitation, the right to collect interest at the Default Rate on a retroactive basis from and including June 30, 2021.

4.              Conditions to Forbearance. As a material inducement for Lender to enter this Agreement and to forbear from enforcing its rights under the Loan Documents during the Forbearance Period on the terms set forth in this Agreement, and as an express condition of such forbearance, the Borrower Parties agree as follows:

a.	The Borrower Parties shall continue to perform all duties and observe all covenants and conditions set forth in the Loan Documents and this Agreement; provided, that Indemnitor shall not be required to satisfy the Liquidity Requirement during the Forbearance Period; provided further, that, to the extent that Sterling Bank reasonably requests additional information or materials regarding such Liquidity Requirement in connection with Borrower’s affiliate’s drawing under the line of credit provided by Sterling Bank to Borrower’s affiliate, Lender shall, at Borrower’s sole cost and expense, reasonably cooperate with such reasonable requests;

b.	All out-of-pocket attorneys’ fees and costs (i) incurred by Lender prior to September 30, 2021 and which have not been presented to Borrower by Lender for payment on or prior to the execution of this Agreement, and/or (ii) incurred by Lender as a result of entering into or with respect to this Agreement, shall be reimbursed to Lender by the Borrower Parties on or before the earlier to occur of the expiration or earlier termination of the Forbearance Period and ten (10) days after Lender’s written demand therefor; provided that Lender provides reasonably satisfactory evidence of such out-of-pocket attorneys’ fees and costs;

c.	Borrower shall continue to diligently and in good faith (i) pursue execution and delivery of the MTA Second Amendment, and (ii) pursue completion of Milestone Construction Hurdle 8;

d.	Prior to the expiration of the Forbearance Period, the Indebtedness (including for the avoidance of doubt, the Exit Fee, the Minimum Multiple Fee and if applicable, any Breakage Fees, together with any out-of-pocket attorneys’ fees and costs accrued to date) shall be paid in full by Borrower;

e.	This Agreement is countersigned by Borrower and acknowledged by Mezzanine Lender on or prior to October 8, 2021; and

f.	Borrower hereby waives any notice and/or cure periods set forth in the Loan Documents solely with respect to the Existing Defaults.

5.             Time of the Essence. Time is of the essence in this Agreement.

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6.            Default Interest. Notwithstanding the terms of any forbearance herein, Borrower acknowledges and agrees that interest at the Default Rate has accrued on and after June 30, 2021 through September 30, 2021 in the aggregate amount of Two Million Twenty-One Thousand One and 98/100 Dollars ($2,021,001.98) on the outstanding principal balance of the Loan (the “Accrued Default Interest”) and that interest at the Default Rate shall continue to accrue on the outstanding principal balance of the Loan on and after the Forbearance Effective Date, all of which amounts shall constitute additional Indebtedness evidenced by the Note and shall be secured by the Loan Documents. Subject to the satisfaction of all conditions to forbearance set forth herein prior to the expiration of the Forbearance Period, Lender shall waive Borrower’s obligation to pay interest calculated at the Default Rate (and Lender shall accept payments of interest calculated at the Contract Rate during the Forbearance Period in lieu thereof); provided, however, that in the event that all conditions to forbearance set forth in this Agreement are not satisfied prior to the expiration (or earlier termination) of the Forbearance Period, in addition to all of the other obligations of the Borrower Parties set forth in the Loan Documents, all interest from and after June 30, 2021 shall be calculated at the Default Rate and become immediately due and payable by Borrower, without notice or cure period.

By initialing below, Borrower Parties acknowledge that (i) this Section 6 has been read and fully understood, (ii) the Borrower Parties have had the opportunity to ask questions of its counsel about its meaning and significance, and (iii) the Borrower Parties have accepted and agreed to the terms set forth in this Section 6.

/s/ SK
Borrower’s Initials

/s/ SK
Indemnitor’s Initials

/s/ SK
Pledgor’s Initials

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7.            Representations and Warranties. Each of the Borrower Parties hereby represents and warrants as follows, as of the Forbearance Effective Date:

a.	Except for the Existing Defaults, no Event of Default has occurred and is continuing.

b.	Such Borrower Party is not presently aware of the existence of any default other than the Existing Defaults (without any duty to investigate).

c.	Each of the representations and warranties made in the Loan Documents are true, correct and complete as of the Forbearance Effective Date as if made on the Forbearance Effective Date (subject to such changes as may have resulted from acts, omissions, events or circumstances that do not have a Material Adverse Effect and do not constitute a Potential Event of Default or Event of Default under the Loan Documents) (except no certification is made with respect to representations and warranties which are made as to a specific date).

d.	The execution, delivery and performance of such Borrower Party of this Agreement has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable.

e.	The Term Sheet has not expired and the third party lenders and Borrower Parties referenced therein are diligently proceeding to closing the financings which are the subject thereof.

8.            Mezzanine Lender’s Right to Cure. As a material inducement for Lender to enter into this Agreement and to forbear from enforcing its rights under the Loan Documents during the Forbearance Period on the terms set forth in this Agreement, Mezzanine Lender hereby acknowledges that it is hereby notified that (i) the Existing Defaults have occurred and (ii) the Accrued Default Interest has accrued and interest at the Default Rate on the outstanding principal balance of the Loan shall continue to accrue on and after the Forbearance Effective Date and Borrower is responsible for payment of the same on the expiration or earlier termination of the Forbearance Period if the conditions to forbearance are not satisfied pursuant to the terms of this Agreement, and Mezzanine Lender further waives Lender’s obligation to send a Senior Loan Default Notice pursuant to Section 10(a) of the Intercreditor Agreement solely with respect to the same or the Existing Defaults, provided, that the cure periods (as amended hereby) set forth in the Intercreditor Agreement shall only commence upon the earlier of (i) the expiration of the Forbearance Period if Borrower does not satisfy all of the conditions to forbearance set forth herein, and (ii) the occurrence of a Termination Event (so long as Lender provides notice to Mezzanine Lender that a Termination Event has occurred). No “Continuing Senior Loan Event of Default” (as defined in the Intercreditor Agreement) shall have occurred with respect to the Existing Defaults and/or Borrower’s failure to pay any default interest as the same becomes due and payable until the expiration of the cure periods (as amended hereby) set forth in the Intercreditor Agreement. Notwithstanding anything set forth in the Intercreditor Agreement to the contrary, Lender and Mezzanine Lender hereby acknowledge and agree that if any such default is a monetary default (which for the avoidance of doubt shall include any failure to pay the Accrued Default Interest or any additional default interest that may accrue from and after the Forbearance Effective Date), Mezzanine Lender shall have only ten (10) calendar days to cure such monetary default following the earlier to occur of (i) the expiration of the Forbearance Period if Borrower does not satisfy all of the conditions to forbearance set forth herein, and (ii) the occurrence of a Termination Event (so long as Lender provides notice to Mezzanine Lender that a Termination Event has occurred). Mezzanine Lender further acknowledges that to the extent the terms of this Agreement amend or are interpreted to have amended the terms of the Loan Documents and/or the terms of the Intercreditor Agreement, by acknowledging below, Mezzanine Lender is deemed to have consented to any and all such amendment(s).

9.            Release of Lender Parties. The Borrower Parties hereby release, acquit and forever discharge the Lender Parties from any and all claims, demands, debts, actions, causes of action, suits, defenses, offsets against the Indebtedness and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, including without limitation, such claims and defenses as fraud, mistake, duress, usury and any other claim of so-called “lender liability”, which the Borrower ever had, now has or might hereafter have against the Lender Parties, jointly or severally, for or by reason of any matter, cause or thing whatsoever occurring prior to the Forbearance Effective Date in respect of (i) Lender’s administration of the Loan, (ii) the Loan Documents, (iii) this Agreement, (iv) the Mortgaged Property and (v) the Indebtedness.

10.          Ratification of Liability. Each Borrower Party hereby ratifies and reaffirms all of its payment and performance obligations (including, without limitation, any indemnification obligations) under the Loan Documents to which it is a party.

11.          Payment Statements and Other Financial Information. From time to time, the Lender has sent and will send to Borrower billing statements, payoff information or other financial data (collectively, the “Financial Reports”). The Financial Reports are generated for Borrower’s information and convenience only, and do not waive, amend or alter Borrower’s, Indemnitor’s or Pledgor’s obligations under the Loan Documents. Thus, to the extent that the Financial Reports are inconsistent with any term of the Loan Documents or to the extent that the Financial Reports do not accurately reflect balances and any charges to which the Lender is entitled under the Loan Documents, the Loan Documents shall control in every instance. By means of example, and without limitation, the Financial Reports may fail to include prepayment premiums, late charges or default interest charges. Borrower, Indemnitor and Pledgor each acknowledge and agree that (a) acceptance from time to time by Lender, or by Barings LLC or Lender’s servicer (the “Servicer”) on behalf of Lender, of any payment by any of Borrower or Indemnitor (or any party on their behalf) of an amount less than the amount then due under the Loan Documents at such time shall be deemed acceptance on account only and shall not be deemed to waive any of Lender’s rights or remedies under the Loan Documents to require payment in full of all amounts due at such time or of any of Lender’s rights to require strict compliance with the terms of the Loan Documents by Borrower or Indemnitor, and (b) after the occurrence of an Event of Default (as defined in the Loan Documents), any payments or other amounts received or accepted or both by Lender, Barings LLC or Servicer on behalf of Lender, may be applied by Lender, toward payment of amounts due under the Loan Documents and/or this Agreement in such order as Lender may elect in its sole discretion, from time to time.

12.          Cooperation. Borrower will use commercially reasonable efforts to cooperate with Lender, Barings LLC and Servicer to allow them to conduct environmental site assessments, site inspections, structural studies, appraisals and other evaluations of the Premises reasonably requested by Lender. Furthermore, each of Borrower and Indemnitor agrees to furnish Lender, Barings LLC and Lender’s Servicer, upon the reasonable request of any of them, with financial statements for Borrower and/or Indemnitor, which financial statements are current, complete and accurate in all material respects, and with current operating statements and balance sheets for the operation of the Premises.

13.          No Amendments; Reservation of Rights; No Waiver. This Agreement shall not be deemed to operate as an amendment of or waiver of, or to prejudice, any right, power, privilege or remedy of the Lender under the Loan Documents or applicable law (including, without limitation, the right to enforce any and all conditions to Disbursements to Borrower and/or disbursement of any reserve accounts established pursuant to the Loan Agreement), nor shall entering into this Agreement preclude Lender from refusing to enter into any amendments or further forbearances with respect to the Loan. Other than expressly provided herein, this Agreement shall not constitute a forbearance with respect to (i) any failure by the Borrower Parties to comply with any covenant or other provision in the Loan Documents or (ii) the occurrence or continuance of any present or future default or Event of Default.

14.          Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute a single agreement. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) or an electronic signature executed through DocuSign. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The parties hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of the signature, and hereby agree that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of the parties’ execution of this Agreement.

15.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns.

16.          Authority. Each party hereto (i) represents and warrants that it is authorized to enter into this Agreement, and (ii) acknowledges that the other party to this Agreement has relied upon such representation and warranty.

17.          Entire Agreement. This Agreement constitutes the entire and final agreement among the parties and there are no agreements, understandings, warranties or representations among the parties except as set forth and contemplated herein.

18.          Severability. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

19.          Further Assurances. The Borrower Parties agree to take all further actions and execute all further documents as Lender may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

20.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the Forbearance Effective Date.

BORROWER:

TPHGREENWICH OWNER LLC, a Delaware limited liability company

By:	/s/ Steven Kahn
Name: Steven Kahn
Its: Chief Financial Officer

INDEMNITOR:

TRINITY PLACE HOLDINGS INC., a Delaware corporation

By:	/s/ Steven Kahn
Name: Steven Kahn
Its: Chief Financial Officer

PLEDGOR:

TPHGREENWICH MEZZ LLC,
a Delaware limited liability company

By:	/s/ Steven Kahn
Name: Steven Kahn
Its: Chief Financial Officer

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LENDER:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation

		By:	Barings LLC, as Investment Adviser

		By:	/s/ Justin Preftakes
Name: Justin Preftakes
Its: Managing Director

ACKNOWLEDGED SOLELY FOR THE PURPOSES OF PARAGRAPH 8:

MEZZANINE LENDER:

TPHS LENDER II LLC

By:	Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
Name: Joshua D. Morris
Title: Manager